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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                January 25, 2002


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                            CNA FINANCIAL CORPORATION





            (Exact Name of Registrant as Specified in Charter)

               DELAWARE                  1-5823              36-6169860
     (State or Other Jurisdiction      (Commission         (IRS Employer
           of Incorporation)           File Number)      Identification No.)

       CNA PLAZA, CHICAGO, ILLINOIS                             60685
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code         (312) 822-5000

       (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.                    OTHER EVENTS
Exhibit No.                Description
-----------                -----------
02.01                      On January 25, 2002 CNA Financial Corporation issued
                           a press release announcing its preliminary 2001 fourth quarter and year end results. A copy of the press release is attached hereto as Exhibit 02.01 and is incorporated herein by reference.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       CNA FINANCIAL CORPORATION


Date:   January 25, 2002                      By:   /s/ Robert V. Deutsch
        ----------------                           ---------------------------
                                                   Robert V. Deutsch
                                                   Executive Vice President and
                                                   Chief Financial Officer







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                                                                      [CNA LOGO]
                                                              INSURANCE IN TOUCH
                                                                   WITH BUSINESS

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

CONTACT:

MEDIA:                               ANALYSTS:
Charles M. Boesel, 312/822-2592             Robert V. Deutsch, 312/822-4242
Katrina W. Parker, 312/822-5167             Donald P. Lofe, Jr., 312/822-3993

                             CNA FINANCIAL ANNOUNCES
                  PRELIMINARY 4TH QUARTER AND YEAR END RESULTS

CHICAGO, ILLINOIS, JANUARY 25, 2002 --- CNA Financial Corporation (NYSE: CNA) today announced that it expects a 2001 fourth quarter net loss between $20 million and $35 million, compared with net income of $193 million for the same quarter in 2000. Included in the 2001 fourth quarter net loss are the previously disclosed restructuring and other related charges of $125 million after-tax and $52 million after-tax of Enron related losses, net of anticipated reinsurance recoveries. CNA has also recorded a $69 million after-tax reserve strengthening charge, primarily for the current accident year, in CNA's London-based primary commercial and marine operations.

Total net operating loss, which excludes realized investment gains, for the 2001 fourth quarter is expected to be between $288 million and $303 million compared with net operating income of $114 million in the 2000 fourth quarter. Total net realized investment gains for the 2001 fourth quarter were $268 million compared with $79 million for the 2000 fourth quarter.

The 2001 fourth quarter net operating loss includes a $160 million after-tax charge to strengthen the prior year loss reserves of its London-based reinsurance operation, CNA Reinsurance Company Limited (CNA Re U.K.). Net realized investment gains for the 2001 fourth quarter includes a $160 million after-tax adjustment to reduce the second quarter $285 million after-tax estimated impairment losses related to the anticipated sale of CNA Re U.K. The fourth quarter adjustment is based on a revaluation of the estimated impairment losses and is reflected as an after-tax realized gain. There is no net effect on equity or net income from these two items.


                                    - more -




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Total net loss for the year ended December 31, 2001 is expected to be $1.6 billion compared with net income of $1.2 billion for the year ended December 31, 2000. Total net operating loss, which excludes realized investment gains, for the year ended December 31, 2001 is expected to be $2.4 billion compared with net operating income of $544 million for the year ended December 31, 2000. Included in the December 31, 2001 net operating loss is the $2.1 billion after-tax charge recorded in the second quarter related to a change in estimate of prior year loss reserves and premium accruals, $304 million after-tax losses from the September 11, 2001 World Trade Center attack and related events recorded in the third quarter, fourth quarter restructuring and other related charges, Enron related losses, and fourth quarter reserve strengthening discussed above.

CNA Financial Corporation is scheduled to issue its full quarterly earnings press release and financial supplement before the opening of the market on Thursday, February 14, 2002. CNA management will host its quarterly conference call and webcast at 10:00 E.S.T. on the same day.

CNA is a leading insurance organization offering a broad range of insurance products and insurance-related services in the property and casualty, life, group and reinsurance markets. Visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

FORWARD LOOKING STATEMENT

The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believes," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Forward looking statements include expected losses in the Company's insurance business, including losses for asbestos, environmental pollution and mass tort claims; the Company's expectations concerning its revenues, earnings, expenses and investment activities; expected cost savings and other results from the Company's restructuring activities; and expected proceeds and terms of, and other matters concerning, the Company's anticipated disposition of its U.K.-based reinsurance business; and the Company's proposed actions in response to trends in its business.

Such statements, and the financial condition and results of operations of the Company and the price of the Company's common stock, inherently are subject to a variety of risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, the impact of competitive products, policies and pricing and the competitive environment in which the Company operates; product and policy demand and market responses; development of claims and the effect on loss reserves; exposure to liabilities due to claims made by insureds and others relating to asbestos remediation and health-based asbestos impairments, and exposure to liabilities for environmental pollution and mass tort claims; the sufficiency of the Company's loss reserves and the possibility of future increases in reserves; the performance of reinsurance companies under contracts with the Company; general economic and business conditions; changes in financial markets (interest rate, credit, currency, commodities and stocks); changes in foreign, political social and economic conditions; regulatory limitations and restrictions upon the Company and its insurance subsidiaries; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings; the possibility of downgrades in the Company's ratings by ratings agencies and changes in rating agency policies and practices; the results of financing efforts; changes in the Company's composition of operating segments; the actual closing of contemplated transactions and agreements and various other matters and risks (many of which are beyond the Company's control) detailed in the Company's Securities and Exchange Commission filings.

These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.





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